Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (File No.333-223916) on Form S-8 of our report dated June 28, 2018 relating to the consolidated financial statements of Jerash Holdings (US), Inc. for the years ended March 31, 2018 and 2017, which appears in the annual report Form 10-K of Jerash Holdings (US) Inc. filed with the Securities and Exchange Commission on June 28, 2018.

/s/ Friedman LLP

New York, New York

June 28, 2018